UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2006
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2006, John F. Gifford informed the board of directors of Maxim Integrated Products, Inc. (the "Company") that he will retire from his positions as President, Chief Executive Officer and Chairman of the Board for health reasons effective December 31, 2006.  In addition, Mr. Gifford will also retire from the Company's board of directors effective December 31, 2006. Effective January 1, 2007, Mr. Gifford will remain with the Company on a part-time basis as a strategic advisor focused on product planning and business direction. The specific terms of Mr. Gifford's part-time strategic advisor agreement have not been finalized yet.

The board of directors of the Company named Tunc Doluca, currently Group President of the Company overseeing the Company's Portable, Computing, and Instrumentation Electronics Group, as the Company's President, Chief Executive Officer and as a member of the board of directors effective January 1, 2007.  Mr. Doluca has been with the Company for over 21 years and has held a variety of positions at the Company.

The board of directors of the Company also named Vijay Ullal, currently Senior Vice President of the Company, as Group President to replace Mr. Doluca in that position, effective January 1, 2007. In addition, the board of directors named Charles G. Rigg, currently a Vice President, as Senior Vice President, reporting to Mr. Doluca.

A copy of the Company's press release relating to the foregoing is attached hereto as Exhibit 99.1.

ITEM 7.01    REGULATION FD DISCLOSURE.

On December 19, 2006, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Items 7.01 and 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release issued by the Company on December 19, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2006

Maxim Integrated Products, Inc.

By: /s/ Carl W. Jasper Carl W. Jasper Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by the Company on December 19, 2006. PDF filed as a courtesy